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Part II                                                               Exhibit 11
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                    Computation of Per Common Share Earnings

                                                         Three Months Ended
                                                       MARCH 29,     March 30,
In millions, except per share amounts                     1997         1996
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
PRIMARY EARNINGS PER COMMON SHARE:
     Net earnings                                       $ 58.5        $ 14.2
     Less:Preference dividends, net                       (3.6)         (3.5)
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     Net earnings used to calculate
          primary earnings per common share             $ 54.9        $ 10.7
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     Weighted average number of shares outstanding       106.9         105.2
     Add: Weighted average number of shares which
          could have been issued upon exercise
          of outstanding stock options                     1.2            --
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     Weighted average number of shares used to
          compute primary earnings per common share      108.1         105.2
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     Primary earnings per common share                  $  .51        $  .10
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FULLY DILUTED EARNINGS PER COMMON SHARE:
     Net earnings                                       $ 58.5        $ 14.2
     Less:Adjustments, assuming conversion of the
          Series One ESOP Convertible Preference
          Stock, for the following: (i) additional
          contributions to the ESOP to cover the
          shortfall between the Series One ESOP
          Convertible Preference Stock and Common
          Stock dividends and (ii) reductions in
          incentive bonuses and profit sharing,
          net of tax benefits                             (1.8)         (2.9)
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     Net earnings used to calculate fully diluted
          earnings per common share                     $ 56.7        $ 11.3
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     Weighted average number of shares outstanding       106.9         105.2
     Add: Weighted average number of shares which
          could have been issued upon conversion
          of the Series One ESOP Convertible
          Preference Shares                                5.8           7.7
     Add: Weighted average number of shares which
          could have been issued upon exercise
          of outstanding stock options                     1.4            --
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     Weighted average number of shares used to
          compute fully diluted earnings per
          common share                                   114.1         112.9
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     Fully diluted earnings per common share            $  .50        $  .10
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